PAGE 1
IDS Precious Metals Fund, Inc.
File No. 2-93745/811-4132

EXHIBIT INDEX

Exhibit 9(e).  Class Y Shareholder Service Agreement,
               dated May 9, 1997.

Exhibit 11.    Independent Auditors Consent

Exhibit 17.    Financial Data Schedules

Exhibit 19(a). Director's Power of Attorney, January 8, 1997